MANAGEMENT INFORMATION SERVICES
                            8/15/01



                MANAGEMENT INFORMATION SERVICES
             PROPOSED SCRIPT FOR TELEPHONE VOTING
    T. ROWE PRICE FUNDS WHICH ARE VOTING FOR DIRECTORS ONLY
                MEETING DATE: OCTOBER 23, 2001


OPENING:

When connected to the toll-free number, shareholder will hear:

"Welcome. Please enter the control number located on the upper portion of your proxy card."

When shareholder enters the control number, he/she will hear:

"To vote as the T. Rowe Price Board recommends, press 1 now.
To vote otherwise, press 0 now."



OPTION 1: VOTING AS MANAGEMENT RECOMMENDS

If shareholder elects to vote as management recommends on all proposals, he/she will hear:

"You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0."

If shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"Your vote has been cancelled. If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder elects to revote the cancelled vote or vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.







OPTION 2: VOTING OTHERWISE

If shareholder elects to vote the proposal separately, he/she will hear:

"Proposal 1:   To vote FOR all nominees, press 1.  To WITHHOLD
from all nominees, press 9. To WITHHOLD from an individual nominee, press 0. Make your selection now."

If the shareholder votes FOR all nominees or WITHHOLDS from all nominees, the script moves to the "Your vote has been cast as follows" speech. If the shareholder elects to withhold from a specific nominee, he/she will hear:

"Enter the two-digit number that appears in front of the nominee's name you DO NOT wish to vote for."

And then,

"Press 1 to withhold from another nominee or Press 0 if you have completed voting for nominees."

When the shareholder has finished voting on Proposal 1, he/she will hear:

"Your vote has been cast as follows (vote is given). If this is correct, press 1 now. If incorrect, press 0."

If the shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"Your vote has been canceled. If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder elects to revote the cancelled vote or vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.